Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Fourth Quarter 2024 Financial Results

CANTON, Mass., (February 27, 2025) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine and tissue innovations company focused on empowering healing through the development, manufacturing, and sale of products for the advanced wound care, and surgical and sports medicine markets, today reported financial results for the fourth quarter and the year ended December 31, 2024.

Fourth Quarter 2024 Financial Results Summary:

•
Net revenue of $126.7 million for the fourth quarter of 2024, an increase of $27.0 million compared to net revenue of $99.7 million for the fourth quarter of 2023. Net revenue for the fourth quarter of 2024 consists of:
o
Net revenue from Advanced Wound Care products of $118.6 million, an increase of 27% from the fourth quarter of 2023.
o
Net revenue from Surgical & Sports Medicine products of $8.1 million, an increase of 24% from the fourth quarter of 2023.
•
Net income of $7.7 million for the fourth quarter of 2024, compared to net loss of $0.6 million for the fourth quarter of 2023, an increase in net income of $8.3 million.
•
Adjusted EBITDA of $18.2 million for the fourth quarter of 2024, compared to Adjusted EBITDA of $7.5 million for the fourth quarter of 2023, an increase of $10.7 million.
•
Adjusted net income of $8.8 million for the fourth quarter of 2024, compared to adjusted net income of $1.9 million for the fourth quarter of 2023, an increase of $6.8 million.

Fiscal Year 2024 Financial Results Summary:

•
Net revenue of $482.0 million for the year ended December 31, 2024, an increase of $48.9 million compared to net revenue of $433.1 million for the year ended December 31, 2023. Net revenue for the year ended December 31, 2024 consists of:
o
Net revenue from Advanced Wound Care products of $453.6 million, an increase of 12% year over year.
o
Net revenue from Surgical & Sports Medicine products of $28.4 million, an increase of 3% year over year.
•
Net income of $0.9 million for the year ended December 31, 2024, compared to net income of $4.9 million for the year ended December 31, 2023, a decrease of $4.0 million.
•
Adjusted EBITDA of $49.8 million for the year ended December 31, 2024, compared to Adjusted EBITDA of $42.6 million for the year ended December 31, 2023, an increase of $7.2 million.
•
Adjusted net income of $20.5 million for the year ended December 31, 2024, compared to adjusted net income of $12.7 million for the year ended December 31, 2023, an increase of $7.8 million.

“Our 2024 results exceeded expectations in a difficult environment, underscoring our strong execution, brand equity and the trust of our customers to help them navigate this complex market,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer and Chair of the Board for Organogenesis. “In 2025, we will continue to focus on our customers while we collaborate with policy and law makers to craft a solution that addresses spending while ensuring access to safe and effective therapies for all patients.”

Mr. Gillheeney, Sr. continued: “We expect to meet a key strategic milestone in 2025 by delivering the ReNu BLA submission by the end of the year. We believe this is a transformational opportunity for Organogenesis in that, if approved, ReNu will potentially address an unmet clinical need for all patients suffering from knee OA. ”

Fourth Quarter 2024 Financial Results:

	Three Months Ended December 31,		Change
	2024	2023	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$118,585	$93,165	$25,420	27%
Surgical & Sports Medicine	8,071	6,486	1,585	24%
Net revenue	$126,656	$99,651	$27,005	27%

Net revenue for the fourth quarter of 2024 was $126.7 million, compared to $99.7 million for the fourth quarter of 2023, an increase of $27.0 million, or 27%. The increase in net revenue was driven by an increase of $25.4 million, or 27%, in net revenue for Advanced Wound Care products, and an increase of $1.6 million, or 24%, in net revenue for Surgical & Sports Medicine products.

Gross profit for the fourth quarter of 2024 was $95.6 million, or 75% of net revenue, compared to $71.9 million, or 72% of net revenue for the fourth quarter of 2023, an increase of $23.7 million, or 33%.

Operating expenses for the fourth quarter of 2024 were $85.4 million compared to $73.2 million for the fourth quarter of 2023, an increase of $12.2 million, or 17%. R&D expense was $11.5 million for the fourth quarter of 2024, compared to $11.8 million for the fourth quarter of 2023, a decrease of $0.3 million, or 3%. Selling, general and administrative expenses were $73.9 million for the fourth quarter of 2024, compared to $61.4 million for the fourth quarter of 2023, an increase of $12.5 million, or 20%.

Operating income for the fourth quarter of 2024 was $10.2 million, compared to an operating loss of $1.3 million for the fourth quarter of 2023, an increase in operating income of $11.5 million, or 905%.

Total other expense, net, for the fourth quarter of 2024 was less than $0.1 million, compared to $0.5 million for the fourth quarter of 2023, a decrease of $0.5 million, or 95%.

Net income for the fourth quarter of 2024 was $7.7 million, or $0.05 per share, compared to a net loss of $0.6 million, or $0.00 per share, for the fourth quarter of 2023, an increase in net income of $8.3 million, or $0.05 per share.

Adjusted EBITDA was $18.2 million for the fourth quarter of 2024, compared to $7.5 million for the fourth quarter of 2023, an increase of $10.7 million, or 143%.

Adjusted net income was $8.8 million for the fourth quarter of 2024, compared to $1.9 million for the fourth quarter of 2023, an increase of $6.8 million, or 354%.

As of December 31, 2024, the Company had $136.2 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $104.3 million in cash, cash equivalents and restricted cash and $66.2 million in net debt obligations as of December 31, 2023.

Fiscal Year 2024 Financial Results:

	Year Ended December 31,		Change
	2024	2023	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$453,639	$405,514	$48,125	12%
Surgical & Sports Medicine	28,404	27,626	778	3%
Net revenue	$482,043	$433,140	$48,903	11%

Net revenue for the year ended December 31, 2024 was $482.0 million, compared to $433.1 million for the year ended December 31, 2023, an increase of $48.9 million, or 11%. The increase in net revenue was driven by an increase of $48.1 million, or 12%, in net revenue for Advanced Wound Care products and an increase of $0.8 million, or 3%, in net revenue for Surgical & Sports Medicine products.

Gross profit for the year ended December 31, 2024 was $366.3 million, or 76% of net revenue, compared to $326.7 million, or 75% of net revenue for the year ended December 31, 2023, an increase of $39.6 million, or 12%.

Operating expenses for the year ended December 31, 2024 were $367.6 million compared to $314.1 million for the year ended December 31, 2023, an increase of $53.5 million or 17%. R&D expense was $50.3 million for the year ended December 31, 2024, compared to $44.4 million for the year ended December 31, 2023, an increase of $5.9 million, or 13%. Selling, general and administrative expenses were $294.5 million for the year ended December 31, 2024, compared to $269.8 million for the year ended December 31, 2023, an increase of $24.8 million, or 9%. For the year ended December 31, 2024, the Company recorded impairment and write down expenses of $18.8 million and $4.0 million, respectively.

Operating loss for the year ended December 31, 2024 was $1.3 million, compared to operating income of $12.5 million for the year ended December 31, 2023, a decrease in operating income of $13.8 million, or 110%.

Total other expense, net, for the year ended December 31, 2024, was $1.5 million, compared to $2.1 million for the year ended December 31, 2023, a decrease of $0.6 million, or 29%.

Net income for the year ended December 31, 2024 was $0.9 million, or $(0.01) per share, compared to net income of $4.9 million or $0.04 per share, for the year ended December 31, 2023, a decrease in net income of $4.0 million, or $(0.05) per share.

Adjusted EBITDA was $49.8 million for the year ended December 31, 2024, compared to $42.6 million for the year ended December 31, 2023, an increase of $7.2 million, or 17%.

Adjusted net income was $20.5 million for the year ended December 31, 2024, compared to $12.7 million for the year ended December 31, 2023, an increase in adjusted net income of $7.8 million, or 61%.

As of December 31, 2024, the Company had $136.2 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $104.3 million in cash, cash equivalents and restricted cash and $66.2 million in net debt obligations as of December 31, 2023.

Fiscal Year 2025 Guidance:

For the year ending December 31, 2025, the Company expects:

•
Net revenue between $480.0 million and $535.0 million, representing a range of roughly flat to an increase of approximately 11% year-over-year, as compared to net revenue of $482.0 million for the year ended December 31, 2024.
o
The 2025 net revenue guidance range assumes:
▪
Net revenue from Advanced Wound Care products between $450.0 million and $500.0 million, a decrease of 1% to an increase of 10% year-over-year as compared to net revenue of $453.6 million for the year ended December 31, 2024.
▪
Net revenue from Surgical & Sports Medicine products between $30.0 million and $35.0 million, an increase of 6% to 23% year-over-year as compared to net revenue of $28.4 million for the year ended December 31, 2024.
•
Net income between $9.5 million and $38.8 million and adjusted net income between $15.3 million and $44.6 million.
•
EBITDA between $27.0 million and $66.6 million and Adjusted EBITDA between $43.6 million and $83.2 million.

Fourth Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time today to discuss the results of the quarter and fiscal year, and to provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the company’s website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$135,571	$103,840
Restricted cash	580	498
Accounts receivable, net of allowance for credit losses of $9,576 and $6,860	109,861	81,999
Inventories, net	26,219	28,253
Prepaid expenses and other current assets	13,710	10,454
Total current assets	285,941	225,044
Property and equipment, net	89,128	116,228
Intangible assets, net	12,468	15,871
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	37,110	40,118
Deferred tax asset, net	39,462	28,002
Other assets	5,005	5,990
Total assets	$497,886	$460,025

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Current portion of term loan	$—	$5,486
Current portion of finance lease obligations	1,170	1,081
Current portion of operating lease obligations - related party	3,671	8,413
Current portion of operating lease obligations	4,272	4,731
Accounts payable	28,911	30,724
Accrued expenses and other current liabilities	39,453	30,074
Total current liabilities	77,477	80,509
Term loan, net of current portion	—	60,745
Finance lease obligations, net of current portion	718	1,888
Operating lease obligations, net of current portion - related party	8,283	11,954
Operating lease obligations, net of current portion	25,198	25,053
Other liabilities	894	1,213
Total liabilities	112,570	181,362

Commitments and contingencies (Note 20)

Series A redeemable convertible preferred stock, $0.0001 par value; 130,000 and 0 shares authorized, issued and outstanding at December 31, 2024 and 2023, respectively; liquidation preference of $131,387 and $0 at December 31, 2024 and 2023, respectively.	122,419	—

Stockholders’ equity:
Preferred stock, $0.0001 par value; 870,000 and 1,000,000 shares authorized at December 31, 2024 and 2023, respectively; none issued or outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 126,458,784 and 132,044,944 shares issued; 125,730,236 and 131,316,396 shares outstanding at December 31, 2024 and 2023, respectively	13	13
Additional paid-in capital	302,994	319,621
Accumulated deficit	(40,110)	(40,971)
Total stockholders' equity	262,897	278,663
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$497,886	$460,025

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$126,656	$99,651	$482,043	$433,140
Cost of goods sold	31,051	27,769	115,741	106,481
Gross profit	95,605	71,882	366,302	326,659
Operating expenses:
Selling, general and administrative	73,856	61,381	294,513	269,754
Research and development	11,530	11,770	50,271	44,380
Impairment of property and construction	—	—	18,842	—
Write down of capitalized internal-use software costs	—	—	3,959	—
Total operating expenses	85,386	73,151	367,585	314,134
Income (loss) from operations	10,219	(1,269)	(1,283)	12,525
Other expense, net:
Interest expense, net	61	(502)	(1,544)	(2,190)
Other income (expense), net	(27)	(25)	20	57
Total other income (expense), net	34	(527)	(1,524)	(2,133)
Net income (loss) before income taxes	10,253	(1,796)	(2,807)	10,392
Income tax (expense) benefit	(2,580)	1,228	3,668	(5,447)
Net income (loss) and comprehensive income (loss)	$7,673	$(568)	$861	$4,945
Accretion of redeemable convertible preferred stock to redemption value	(412)	—	(412)	—
Cumulative dividend on redeemable convertible preferred stock	(1,386)	—	(1,386)	—
Net income (loss) attributable to common stockholders	5,875	(568)	(937)	4,945
Net income (loss), per share:
Basic	$0.05	$0.00	$(0.01)	$0.04
Diluted	$0.04	$0.00	$(0.01)	$0.04
Weighted-average common shares outstanding
Basic	129,679,843	130,916,950	131,673,278	131,231,317
Diluted	132,162,370	131,857,509	131,673,278	132,746,727

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Year Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net income	$861	$4,945	$15,532
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,623	10,448	5,845
Amortization of intangible assets	3,403	4,918	4,883
Reduction in the carrying value of right-of-use assets	8,348	8,083	7,303
Non-cash interest expense	394	427	434
Deferred interest expense	305	490	501
Deferred tax expense (benefit)	(10,719)	2,012	1,980
Loss on disposal of property and equipment	1,140	235	4,482
Loss on lease termination	—	559	—
Loss on extinguishment of term loan	215	—	—
Provision recorded for credit losses	3,938	1,297	1,781
Adjustment for excess and obsolete inventories	8,210	6,580	9,648
Stock-based compensation	10,578	8,996	6,552
Impairment of property and construction (Note 8)	18,842	—	—
Write down of capitalized internal-use software costs (Note 8)	3,959	—	—
Changes in operating assets and liabilities:
Accounts receivable	(31,800)	5,539	(8,770)
Inventories	(6,204)	(8,179)	(9,410)
Prepaid expenses and other current and other assets	(2,549)	(10,115)	(378)
Operating leases	(14,066)	(8,439)	(7,006)
Accounts payable	(2,372)	(108)	3,260
Accrued expenses and other current liabilities	9,164	3,138	(11,850)
Other liabilities	(1,062)	91	72
Net cash provided by operating activities	14,208	30,917	24,859
Cash flows from investing activities:
Purchases of property and equipment	(10,032)	(24,364)	(33,898)
Net cash used in investing activities	(10,032)	(24,364)	(33,898)
Cash flows from financing activities:
Term loan repayments under the 2021 Credit Agreement	(66,563)	(4,688)	(2,813)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	120,688	—	—
Payments for the repurchase of common stock	(25,479)	—	—
Principal repayments of finance lease obligations	(1,081)	(485)	(200)
Proceeds from the exercise of stock options	1,247	—	2,070
Payments of withholding taxes in connection with RSUs vesting	(1,175)	(332)	(648)
Payments of deferred acquisition consideration	—	—	(608)
Net cash provided by (used in) financing activities	27,637	(5,505)	(2,199)
Change in cash, cash equivalents and restricted cash	31,813	1,048	(11,238)
Cash, cash equivalents, and restricted cash, beginning of year	104,338	103,290	114,528
Cash, cash equivalents, and restricted cash, end of year	$136,151	$104,338	$103,290
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,970	$5,436	$2,649
Cash paid for income taxes	$6,965	$3,052	$1,201
Supplemental disclosure of non-cash investing and financing activities:
Cumulative effect adjustment for adoption of ASU No. 2016-13	$—	$615	$—
Deferred acquisition consideration and earnout liability recorded for business acquisition	$—	$—	$828
Change in purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$(432)	$841	$1,928
Right-of-use assets obtained through operating lease obligations	$5,109	$5,869	$1,350
Right-of-use assets obtained through finance lease obligations	$—	$3,454	$—
Redeemable convertible preferred stock issuance costs included in accrued expenses	$67	$—	$—
Prepaid rent reclassified to right-of-use assets	$230	$—	$—
Accretion to redemption value and cumulative dividends on redeemable convertible preferred stock	$1,798	$—	$—

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and Adjusted net income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA and Adjusted net income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA and Adjusted net income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Adjusted EBITDA

Adjusted EBITDA consists of GAAP net income excluding: (i) interest expense, net, (ii) income tax expense, (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation expense, and (vi) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
($, in thousands)	2024	2023	2024	2023
Net income (loss)	$7,673	$(568)	$861	$4,945
Interest expense, net	(61)	502	1,544	2,190
Income tax expense	2,580	(1,228)	(3,668)	5,447
Depreciation and amortization	3,615	2,982	13,623	10,448
Amortization of intangible assets	834	1,229	3,403	4,918
EBITDA	14,641	2,917	15,763	27,948
Stock-based compensation expense	2,891	2,366	10,578	8,996
Restructuring charge (1)	—	1,918	—	3,796
Legal fees (2)	—	—	—	1,182
Sales retention (3)	—	272	—	694
Impairment of property and construction (4)	—	—	18,842	—
Write down of capitalized internal-use software costs (5)	—	—	3,959	—
Disposal of construction in progress (6)	645	—	645	—
Adjusted EBITDA	$18,177	$7,473	$49,787	$42,616
(1)
Amounts reflect employee retention and benefits as well as other exit costs associated with our restructuring activities.
(2)
Amount reflects the legal and consulting fees incurred related to the published and subsequently withdrawn 2023 local coverage determinations, or LCDs.
(3)
Amount reflects the compensation expenses related to retention for those sales employees impacted by the published and subsequently withdrawn 2023 LCDs.
(4)
Amount reflects the impairment of a purchased building and associated unfinished construction work.
(5)
Amount reflects the write-down of costs previously capitalized as construction in progress in the development of internal-use software, that we determined have no future value.
(6)
Amount reflects construction in progress terminated and disposed of at one of our Canton, Massachusetts facilities, resulting from our decision to move certain operations to the Smithfield Facility.

Adjusted net income

Adjusted net income is defined as GAAP net income (loss) plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below, less the estimated tax on these adjustments.

The following table presents a reconciliation of GAAP net income (loss) to non-GAAP Adjusted net income, for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
($, in thousands)	2024	2023	2024	2023
Net income (loss)	$7,673	$(568)	$861	$4,945
Amortization of intangible assets	834	1,229	3,403	4,918
Restructuring charge (1)	—	1,918	—	3,796
Legal fees (2)	—	—	—	1,182
Sales retention (3)	—	272	—	694
Impairment of property and construction (4)	—	—	18,842	—
Write down of capitalized internal-use software costs (5)	—	—	3,959	—
Disposal of construction in progress (6)	645	—	645	—
Tax on above	(399)	(923)	(7,249)	(2,859)
Adjusted net income	$8,753	$1,928	$20,461	$12,676
(1)
Amounts reflect employee retention and benefits as well as other exit costs associated with our restructuring activities.
(2)
Amount reflects the legal and consulting fees incurred related to the published and subsequently withdrawn 2023 LCDs.
(3)
Amount reflects the compensation expenses related to retention for those sales employees impacted by the published and subsequently withdrawn 2023 LCDs.
(4)
Amount reflects the impairment of a purchased building and associated unfinished construction work.
(5)
Amount reflects the write-down of costs previously capitalized as construction in progress in the development of internal-use software, that we determined have no future value.
(6)
Amount reflects construction in progress terminated and disposed of at one of our Canton, Massachusetts facilities, resulting from our decision to move certain operations to the Smithfield Facility.

Projected EBITDA and Adjusted EBITDA

The following table presents a reconciliation of projected GAAP net income (loss) to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2025:

	Year Ended December 31,
($, in thousands)	2025L	2025H
Net income	$9,500	$38,800
Interest income	(4,000)	(4,000)
Income tax expense	3,400	13,600
Depreciation and amortization	14,800	14,800
Amortization of intangible assets	3,300	3,300
EBITDA	27,000	66,600
Stock-based compensation expense	12,000	12,000
BLA submission fee to the FDA	4,600	4,600
Adjusted EBITDA	43,600	83,200

Note: Numbers may not foot or recalculate due to rounding.

Projected Adjusted Net Income (Loss)

The following table presents a reconciliation of projected GAAP net loss to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2025:

	Year Ended December 31,
($, in thousands)	2025L	2025H
Net income	$9,500	$38,800
Amortization of intangible assets	3,300	3,300
BLA submission fee to the FDA	4,600	4,600
Tax on above	(2,100)	(2,100)
Adjusted net (loss) income	$15,300	$44,600

Note: Numbers may not foot or recalculate due to rounding.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, net income (loss), Adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2024 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of the recently proposed LCDs scheduled to take effect in April 2025); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to a new manufacturing facility or a third-party manufacturer; (11) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2024 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

Investor Inquiries:
Westwicke Partners
Mike Piccinino, CFA
OrganoIR@westwicke.com
443-213-0500

Press and Media Inquiries:
Organogenesis

communications@organo.com